As filed with the Securities and Exchange Commission on March 14, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

REYNOLDS AMERICAN INC.
(Exact Name of Registrant as Specified in its Charter)

North Carolina (State or Other Jurisdiction of Incorporation or Organization)	20-0546644 (I.R.S. Employer Identification Number)
401 North Main Street
Winston-Salem, NC 27101
(336) 741-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

R.J. REYNOLDS TOBACCO HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	56-0950247 (I.R.S. Employer Identification Number)
401 North Main Street
Winston-Salem, NC 27101
(336) 741-5500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

McDara P. Folan, III, Esq.
Senior Vice President, Deputy General Counsel and Secretary, Reynolds American Inc.
Senior Vice President and Secretary, R.J. Reynolds Tobacco Holdings, Inc.
401 North Main Street
Winston-Salem, NC 27102-2866
(336) 741-5500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Elizabeth G. Wren, Esq.
Kilpatrick Stockton LLP
Suite 2500, 214 North Tryon St.
Charlotte, NC 28202-2381
(704) 338-5123
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

	Amount to be Registered/
Title of Each Class of	Proposed Maximum Offering Price Per Unit/	Amount of
Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price	Registration Fee
Debt Securities of R.J. Reynolds Tobacco Holdings, Inc.(2)
Guarantees of Debt Securities of R.J. Reynolds Tobacco Holdings, Inc.(2)	(3)	$(3	)(4)

(1)	Additional securities (including securities to be issued by additional registrants) may be added by one or more automatically effective post-effective amendments pursuant to Rule 413 under the Securities Act.

(2)	The securities to be offered and sold hereunder may be secured as and to the extent described in the prospectus supplement relating to any such offer and sale.

(3)	An indeterminate amount of securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act, payment of all of the registration fee payable in connection with this registration statement is being deferred, except for $222,712.50 of such registration fee that is being offset pursuant to Rule 457(p) under the Securities Act with the unused registration fee associated with a registration statement on Form S-3 (Registration No. 333-58386) originally filed with the Securities and Exchange Commission on April 6, 2001.

(4)	The obligations of R.J. Reynolds Tobacco Holdings, Inc. under its debt securities may be guaranteed by Reynolds American Inc. or subsidiaries of R.J. Reynolds Tobacco Holdings, Inc. that are listed on the following page under the caption “Table of Additional Registrants.” Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is required in connection with such guarantees.

TABLE OF ADDITIONAL REGISTRANTS

Address, Including Zip Code,
	State or Other		and Telephone Number,
	Jurisdiction of	I.R.S. Employer	Including Area Code, of
Exact Name of Additional Registrant as	Incorporation or	Identification	Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices
R. J. Reynolds Tobacco Company	North Carolina	73-1695305	401 North Main Street
Winston-Salem, NC 27101
(336) 741-5000

RJR Acquisition Corp.	Delaware	13-3490602	1201 North Market Street
Suite 1702
Wilmington, DE 19801
(302) 425-3550

R.J. Reynolds Tobacco Co.	Delaware	66-0285918	401 North Main Street
Winston-Salem, NC 27101
(336) 741-5000

FHS, Inc.	Delaware	51-0380116	1201 North Market Street
Suite 1702
Wilmington, DE 19801
(302) 425-3550

RJR Packaging, LLC	Delaware	55-0831844	401 North Main Street
Winston-Salem, NC 27101
(336) 741-5000

GMB, Inc.	North Carolina	56-1972826	Jefferson Square, Suite 10
153 Jefferson Church Road
King, NC 27021
(336) 741-5000

PROSPECTUS
DEBT SECURITIES
GUARANTEES OF DEBT SECURITIES
     R.J. Reynolds Tobacco Holdings, Inc., referred to as RJR, may offer and sell debt securities from time to time in one or more offerings pursuant to this prospectus. This prospectus contains a summary description of these securities and the manner in which they will be offered. Each time that securities are offered for sale using this prospectus, a supplement to this prospectus will be provided that contains specific information about the securities being offered and the terms of that offering. The obligations of RJR under its debt securities may be guaranteed by RJR’s parent, Reynolds American Inc., referred to as RAI, or by certain of RJR’s subsidiaries, including R. J. Reynolds Tobacco Company, referred to as RJR Tobacco, if so provided and as described in the applicable prospectus supplement. RJR’s debt securities and any related guarantees may be secured as and to the extent described in the applicable prospectus supplement.
     RJR’s principal executive offices are located at 401 North Main Street, Winston-Salem, North Carolina 27101 and its telephone number is (336) 741-5500.
     Securities may be sold directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. RJR reserves the sole right to accept, and together with its agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, dealers or underwriters. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 14, 2006

     No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offers contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by RJR, RAI or their subsidiaries. You should assume that the information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus or the date of the document incorporated by reference. Neither the delivery of this prospectus nor any sales made hereunder shall under any circumstances create an implication that there has been no change in the affairs of RAI, RJR or their subsidiaries since then.
     This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, nor does it constitute an offer to sell or the solicitation of an offer to buy such securities, in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation.
 i

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement on Form S-3 filed with the Securities and Exchange Commission, referred to as the SEC, utilizing a “shelf” registration process. Under this shelf process, securities described in this prospectus may be offered for sale in one or more offerings from time to time. Each time securities are offered for sale, a prospectus supplement will be provided that will contain specific information about the terms of that offering and the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both the prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation by Reference.”
WHERE YOU CAN FIND MORE INFORMATION
     RAI, the parent of RJR, is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, and, in accordance with the requirements of the Exchange Act, files reports, proxy statements and other information with the SEC. You may read or obtain copies of this information at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain the documents that RAI files electronically from the SEC’s web site at http://www.sec.gov.
     RJR, RAI, and certain direct and indirect, wholly owned subsidiaries of RJR have filed with the SEC a registration statement on Form S-3, of which this prospectus forms a part, under the Securities Act of 1933, as amended, referred to as the Securities Act, in connection with their offering of the securities covered by this prospectus. This prospectus does not contain all of the information in the registration statement. You will find additional information about RJR, RAI, the other registrants and the securities covered hereby in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement. You may read and copy the registration statement, including its exhibits, at the SEC’s Public Reference Room or at the SEC’s web site as described above.
     RAI’s SEC filings are also available at its web site at http://www.reynoldsamerican.com. Information with respect to RAI may also be obtained by writing or calling the Office of the Secretary, P.O. Box 2990, Winston-Salem, North Carolina 27102-2990; telephone number (336) 741-5162.
INCORPORATION BY REFERENCE
     The SEC allows information filed by RAI (SEC file number 1-32258) with the SEC to be “incorporated by reference” into this prospectus, which means that important information can be disclosed to you by referring you to those documents and those documents will be considered part of this prospectus. The information incorporated by reference is an important part of this prospectus. Certain information that is subsequently filed with the SEC will automatically update and supersede information in this prospectus and in earlier filings with the SEC. The information and documents listed below, which have been filed with the SEC, and any documents that RAI files with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus, are incorporated by reference into this prospectus:
•	RAI’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on February 27, 2006; and

•	RAI’s Current Reports on Form 8-K filed with the SEC on February 7, 2006 and February 15, 2006.
     Each person to whom a copy of this prospectus is delivered, upon the request of such person, will be provided, without charge, a copy of any or all of the documents that are incorporated by reference herein, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to the Office of the Secretary, P.O. Box 2990, Winston-Salem, North Carolina 27102-2990; telephone number (336) 741-5162. You may also obtain the documents incorporated by reference in this prospectus from the SEC as described above.

FORWARD-LOOKING STATEMENTS
     This prospectus and any prospectus supplement, together with the documents incorporated by reference herein or therein, contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements relate to future events or the future financial performance of RAI, RJR and RJR’s subsidiaries. Forward-looking information includes statements relating to future actions, prospective products, future performance or results of current or anticipated products, sales and marketing efforts, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, business strategies, cost savings, objectives of management and other matters. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “should,” “could,” “plan,” “intend” or similar expressions in this prospectus, any prospectus supplement or in documents incorporated by reference in this prospectus or any prospectus supplement.
     These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by these forward-looking statements. You should understand that various factors, in addition to those discussed elsewhere in this prospectus or a prospectus supplement and in the documents referred to and incorporated by reference in this prospectus or a prospectus supplement, could affect the future results of RAI and its subsidiaries and could cause results to differ materially from those expressed in these forward-looking statements, including:
•	the substantial and increasing regulation and taxation of the cigarette industry;

•	various legal actions, proceedings and claims relating to the sale, distribution, manufacture, development, advertising, marketing and claimed health effects of cigarettes that are pending or may be instituted against RAI or its subsidiaries;

•	the substantial payment obligations and limitations on the advertising and marketing of cigarettes under the Master Settlement Agreement (with 46 U.S. States and certain U.S. territories and possessions) and other state settlement agreements;

•	the continuing decline in volume in the domestic cigarette industry;

•	competition from other cigarette manufacturers, including increased promotional activities and the growth of deep-discount brands;

•	the success or failure of new product innovations and acquisitions;

•	the responsiveness of both the trade and consumers to new products, marketing strategies and promotional programs;

•	the ability to realize the benefits and synergies arising from the combination of RJR Tobacco and the U.S. cigarette and tobacco business of Brown & Williamson Tobacco Corporation;

•	the ability to achieve efficiencies in manufacturing and distribution operations without negatively affecting sales;

•	the cost of tobacco leaf and other raw materials and other commodities used in products, including future market pricing of tobacco leaf which could adversely impact inventory valuations;

•	the effect of market conditions on foreign currency exchange rate risk, interest rate risk and the return on corporate cash;

•	the effect of market conditions on the performance of pension assets or any adverse effects of any new legislation or regulations changing pension expense accounting or required pension funding levels;

•	the rating of RJR’s securities;

•	the restrictive covenants of RJR’s revolving credit facility;

•	the possibility of fire, violent weather and other disasters that may adversely the manufacturing facilities;

•	any adverse effects from the transition of the packaging operations formerly conducted by RJR Packaging, LLC, a wholly owned subsidiary of RJR Tobacco, to the buyers of RJR Packaging, LLC’s businesses;

•	any adverse effects arising out of the implementation of an SAP enterprise business system in 2006; and

•	the potential existence of significant deficiencies or material weaknesses in internal controls over financial reporting that may be identified during the performance of testing required under Section 404 of the Sarbanes-Oxley Act of 2002.
     Due to these uncertainties and risks, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Except as provided by federal securities laws, RAI is not required to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
     All subsequent written or oral forward-looking statements attributable to RAI or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. RAI does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law.
THE COMPANIES
     RJR’s direct, wholly owned operating subsidiary, R. J. Reynolds Tobacco Company, is the second largest cigarette manufacturer in the United States. Its largest selling cigarette brands, CAMEL, KOOL, DORAL, WINSTON and SALEM, were five of the ten best-selling brands of cigarettes in the United States in 2004 and 2005. Those brands, and its other brands, including PALL MALL, ECLIPSE, MISTY, CAPRI, CARLTON, VANTAGE, MORE and NOW, are manufactured in a variety of styles and marketed in the United States to meet a range of adult smoker preferences.
     Prior to July 30, 2004, RJR was a publicly traded holding company. RAI was incorporated as a holding company in 2004 to facilitate the transactions to combine the U.S. assets, liabilities and operations of Brown & Williamson Holdings, Inc., referred to as B&W, an indirect, wholly owned subsidiary of British American Tobacco p.l.c, referred to as BAT, with R. J. Reynolds Tobacco Company, a direct, wholly owned operating subsidiary of RJR. Prior to the business combination, B&W was the third largest cigarette manufacturer and marketer in the U.S. Also as part of the business combination, RAI acquired an indirect subsidiary of BAT, Cigarette Manufacturers Supplies Inc., which owns all the capital stock of Lane Limited. The business combination occurred on July 30, 2004.
     In connection with the business combination, RJR became a direct, wholly owned subsidiary of RAI, and RAI replaced RJR as the publicly traded entity. In addition, among other transactions related to the business combination, an entity was incorporated that acquired directly the U.S. assets, liabilities and operations of B&W and into which R. J. Reynolds Tobacco Company was merged. This new entity, which also is named R. J. Reynolds Tobacco Company, is a direct, wholly owned operating subsidiary of RJR. References in this prospectus to RJR Tobacco prior to July 30, 2004, relate to R. J. Reynolds Tobacco Company, a New Jersey corporation and a wholly owned subsidiary of RJR. References in this prospectus to RJR Tobacco on and subsequent to July 30, 2004, relate to the combined U.S. assets, liabilities and operations of B&W and R. J. Reynolds Tobacco Company. Concurrent with the completion of the business combination, RJR Tobacco became a North Carolina corporation, and an indirect, wholly owned operating subsidiary of RAI.

RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth the ratio of earnings to fixed charges of RAI for the periods indicated. Earnings consist of income before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt issuance costs and one-third of operating rental expense, representative of the interest factor.

	Year Ended December 31,
	2001	2002	2003	2004	2005
Ratio of earnings to fixed charges	6.4	5.2	—	9.5	12.2
Deficiency in the coverage of fixed charges by earnings before fixed charges (in millions)	$—	$—	$(3,913)	$—	$—
USE OF PROCEEDS
     The intended use of the net proceeds received from the sale of securities offered by this prospectus will be set forth in the applicable prospectus supplement.
SUMMARY DESCRIPTION OF SECURITIES
     Each time that securities are offered for sale, specific information about the debt securities offered will be set forth in a supplement to this prospectus. The obligations of RJR under debt securities that it offers for sale from time to time may be guaranteed by RAI or certain of RJR’s subsidiaries, including RJR Tobacco, if so provided and as described in the applicable prospectus supplement. RJR’s debt securities and any related guarantees may be secured as and to the extent described in the applicable prospectus supplement. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offering.
     Unless otherwise specified in the applicable prospectus supplement, the debt securities offered and sold hereunder will be issued under an indenture dated as of May 20, 2002, among RJR, as issuer, RJR Acquisition Corp. and RJR Tobacco, as guarantors, and The Bank of New York, as trustee, as amended by a first supplemental indenture dated as of June 30, 2003, pursuant to which R. J. Reynolds Tobacco Co., RJR Packaging, LLC, FHS, Inc. and GMB, Inc. became parties to such indenture as guarantors, and a second supplemental indenture dated as of July 30, 2004, pursuant to which RAI became a party to such indenture as a guarantor. A copy of the indenture has been filed with the SEC. See “Where You Can Find More Information” for information on how to obtain a copy. If a different indenture will govern the debt securities to be offered and sold hereunder, an indenture governing these securities will be filed with the SEC with a post-effective amendment to the registration statement of which this prospectus is a part.
LEGAL MATTERS
     In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for the issuers by Kilpatrick Stockton LLP, Charlotte, North Carolina, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
     Offered securities may be sold:
•	through agents;

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.
     The specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation will be identified in a prospectus supplement.
EXPERTS
     The consolidated financial statements of RAI and subsidiaries as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein and, upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The expenses relating to the registration of the securities will be borne by the registrants. Such expenses are estimated to be as follows:

SEC registration fee	$222,712.50	*
Printing expenses	5,000.00
Legal fees and expenses	40,000.00
Accounting fees and expenses	20,000.00
Trustee fees and expenses	10,000.00
Miscellaneous expenses	10,000.00

Total	$307,712.50

*	Represents the unused registration fee associated with a registration statement on Form S-3 (Registration No. 333-58386) originally filed on April 6, 2001, that is being used to offset the fee payable in connection with this registration statement. Additional fees are deferred in reliance on Rules 456(b) and 457(r) of the Securities Act.
Item 15. Indemnification of Directors and Officers.
North Carolina Registrants
     The following registrants are corporations incorporated under the laws of the state of North Carolina: RAI, RJR Tobacco and GMB, Inc., referred to as GMB.
     Section 55-8-57 of the North Carolina Business Corporation Act, referred to as the NCBCA, permits a corporation, in its articles of incorporation or bylaws or by contract or resolution, to indemnify, or agree to indemnify, its directors, officers, employees or agents against liability and expenses (including attorneys’ fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation.
     Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was made a party because he was or is a director or officer of the corporation against reasonable expenses actually incurred by the director or officer in connection with the proceeding. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56 of the NCBCA.
     Section 55-8-57 of the NCBCA authorizes a corporation to purchase and maintain insurance on behalf of an individual who was or is a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the NCBCA to indemnify that person.
     Section 55-2-02 of the NCBCA enables a corporation in its articles of incorporation to eliminate or limit, with certain exceptions, the personal liability of directors for monetary damages for breach of their duties as directors. No such provision is effective to eliminate or limit a director’s liability for: (1) acts or omissions that the director at the time of the breach knew or believed to be clearly in conflict with the best interests of the corporation; (2) improper distributions as described in Section 55-8-33 of the NCBCA; (3) any transaction from which the director derived an improper personal benefit; or (4) acts or omissions occurring prior to the date the exculpatory provision became effective.

     The articles of incorporation of RAI provide that RAI will indemnify, to the fullest extent permitted by the NCBCA, any person who was or is a director or officer of RAI who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because such person was or is a director or officer of RAI or, while a director or officer of RAI, was serving at the request of RAI as a director, officer, partner, trustee, employee or agent of any other enterprise. RAI’s articles of incorporation also provide that RAI shall pay expenses incurred in connection with any such action, suit or proceeding in advance provided the director or officer agrees in writing to repay such amount if such person is ultimately determined not entitled to be indemnified against such expenses.
     RAI has entered into separate indemnification agreements with its directors and executive officers. These agreements require, among other things, RAI to maintain, for so long as such person could be subject to claims based upon such person’s status as a director or officer of RAI, directors’ and officers’ liability insurance that is comparable in scope and amount to former policies of insurance of RJR. In no event will RAI be required to spend in any one year an amount more than 200% of the annual premiums paid by RAI or RJR, as the case may be, five years prior to the then-existing policy period; provided, however, that RAI will use commercially reasonable efforts to obtain and maintain policies of insurance with coverage having features as similar as reasonably practical to the features of the prior policies.
     Pursuant to the agreement related to the combination of RJR Tobacco and the U.S. assets, liabilities and operations of B&W, RAI agreed to maintain, for a period of six years following the completion, on July 30, 2004, of such combination, policies of directors’ and officers’ liability insurance maintained by RJR at the time of such completion, or policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured, with respect to claims arising from facts or events that occurred on or before October 27, 2003, the date of the business combination agreement. RAI is not required to spend in any one year an amount more than 200% of the annual premiums paid by RJR as of the date of the combination agreement for such insurance and if the annual premiums of such insurance coverage exceed this amount, RAI will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.
     RAI’s articles of incorporation further provide that, to the fullest extent permitted by the NCBCA, no person who is serving or who has served as a director of the corporation shall be personally liable to the corporation or any of its shareholders for monetary damages for breach of duty as a director.
     The provisions in articles of incorporation of RJR Tobacco with respect to indemnification of officers and directors and elimination of personal liability of directors are identical to those contained in RAI’s articles of incorporation.
     The articles of incorporation of GMB provide that the corporation will, to the fullest extent permitted by the NCBCA, indemnify all persons it shall have the power to indemnify under the provisions of the NCBCA from and against any and all expenses and liabilities covered by such provisions. The articles of incorporation of GMB also provide for the elimination of the personal liability of directors to the fullest extent permitted by the NCBCA.
Delaware Registrants
     The following registrants are corporations incorporated in the State of Delaware: RJR, RJR Acquisition Corp., referred to as RJR Acquisition, R.J. Reynolds Tobacco Co., referred to as RJR Tobacco Co., and FHS, Inc., referred to as FHS.
     Section 145 of the Delaware General Corporation Law, referred to as the DGCL, provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     The DGCL further authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.
     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for payments of unlawful dividends or unlawful stock repurchases or redemptions or for any transaction from which the director derived an improper personal benefit.
     The certificate of incorporation of RJR provides that RJR will indemnify, to the fullest extent permitted by the DGCL, any person who was or is a director or officer of RJR who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because such person was or is a director or officer of RJR or, while a director or officer of RJR, was serving at the request of RJR as a director, officer, partner, trustee, employee or agent of any other enterprise. RJR’s certificate of incorporation also provides that RJR shall pay expenses incurred in connection with any such action, suit or proceeding in advance provided the director or officer agrees in writing to repay such amount if such person is ultimately determined not entitled to be indemnified against such expenses. RJR’s certificate of incorporation further provides that, to the fullest extent permitted by the DGCL, no person who is serving or who has served as a director of the corporation shall be personally liable to the corporation or any of its shareholders for monetary damages for breach of duty as a director.
     The bylaws of RJR Acquisition provide that each person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, because that person is or was a director or officer of RJR Acquisition or is or was serving at the request of RJR Acquisition as a director or officer of another entity, shall be indemnified and held harmless by RJR Acquisition to the fullest extent permitted by Delaware law. This right to indemnification also includes the right to be paid expenses incurred in connection with that proceeding in advance of its final disposition to the fullest extent authorized by Delaware law. The certificate of incorporation of RJR Acquisition provides the no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except as otherwise provided by the DGCL.
     The certificate of incorporation of FHS provides for the indemnification of the corporation’s directors and officers to the fullest extent permitted by law and eliminates the personal liability of its directors to the corporation or its stockholders for any breach of fiduciary duty as a director other than any breach of the duty of loyalty, for acts not in good faith or which involve intentional misconduct or knowing violation of law, for acts or omissions arising under Section 174 of the DGCL (payment of dividends) or for any transaction for which the directors derived an improper personal benefit. The bylaws of FHS provide that its officers and directors shall be indemnified against reasonable expense and any liability paid or incurred in connection with any actual or threatened claim, action suit or proceeding, whether brought by or in the right of the corporation or otherwise by reason of serving or having served as an officer or director of the company or an officer, director, employee, fiduciary or other representative of another entity at the request of FHS, so long as such indemnification does not contravene the DGCL or other applicable law and provided such officer or director acted in good faith and in a manner reasonably believed was in or not opposed to the best interest of the corporation and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The bylaws of FHS also provide that the indemnification provided for therein shall include the right to have expenses incurred by such person in connection with an action paid in advance of a final disposition of such action, subject to subsequent determination of the right to be so indemnified.
     RJR Packaging, LLC, referred to as RJR Packaging, is a Delaware limited liability company. Section 18-108 of the Delaware Limited Liability Company Act grants a Delaware limited liability company the power, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. RJR Packaging’s operating agreement (its limited liability company agreement) provides that RJR Packaging will indemnify, save harmless and pay all expenses of its sole member, RJR Tobacco, any stockholder, member, partner, beneficiary and other equity holder of its member, and any officers, directors, employees and agents of any of them, for any expenses incurred by reason of any act performed or omitted in connection with the business of RJR Packaging.
Directors’ and Officers’ Insurance
     Under insurance policies maintained by RAI, the directors and officers of RAI and the other registrants are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers, including liabilities under the Securities Act. These insurance policies are designed to make payments on behalf of RAI and the other registrants to their directors and officers pursuant to the indemnification provisions described above as well as with respect to non-indemnifiable claims. These insurance policies maintained by RAI satisfy its obligations under its indemnification agreements with directors and officers and under its 2004 business combination agreement relating to directors’ and officers’ liability insurance.
Item 16. Exhibits

1.1	*	Form of Underwriting Agreement.

4.1		Indenture dated as of May 20, 2002, by and among R.J. Reynolds Tobacco Holdings, Inc., R.J. Reynolds Tobacco Company, RJR Acquisition Corp. and The Bank of New York (incorporated by reference to Exhibit 4.3 to R.J. Reynolds Tobacco Holdings, Inc.’s Form 8-K dated May 15, 2002).

4.2		First Supplemental Indenture dated as of June 30, 2003, among GMB, Inc., FSH, Inc., R. J. Reynolds Tobacco Co., Santa Fe Natural Tobacco Company, Inc., RJR Packaging, LLC, R.J. Reynolds Tobacco Holdings, Inc., R. J. Reynolds Tobacco Company, RJR Acquisition Corp. and The Bank of New York, as Trustee, to the Indenture dated as of May 20, 2002, among R.J. Reynolds Tobacco Holdings, Inc., R. J. Reynolds Tobacco Company, RJR Acquisition Corp. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.2 to R.J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed August 8, 2003).

4.3		Second Supplemental Indenture, dated as of July 30, 2004, among R.J. Reynolds Tobacco Holdings, Inc., Reynolds American Inc., R. J. Reynolds Tobacco Company, RJR Acquisition, GMB, Inc., FSH, Inc., R. J. Reynolds Tobacco Co., RJR Packaging, LLC, BWT Brands, Inc. and The Bank of New York, as Trustee, to the Indenture dated May 20, 2002, among R.J. Reynolds Tobacco Holdings, Inc., R. J. Reynolds Tobacco Company, RJR Acquisition Corp. and The Bank of New York (incorporated by reference to Exhibit 4.3 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).

4.4	*	Form of Note.

5.1		Opinion of Kilpatrick Stockton LLP.

12.1		Computation of Ratio of Earnings to Fixed Charges/Deficiency in the Coverage of Fixed Charges by Earnings Before Fixed Charges (incorporated by reference to Exhibit 12.1 to Reynolds American Inc.’s Form 10-K for the year ended December 31, 2005, filed February 27, 2006).

23.1		Consent of Kilpatrick Stockton LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Powers of Attorney (included on the signature pages hereto).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, by The Bank of New York, the trustee under R.J. Reynolds Tobacco Holdings, Inc.’s Indenture.

*	To be filed subsequently with a post-effective amendment to the registration statement or incorporated herein by reference from a Current Report on Form 8-K.
Item 17. Undertakings
     The undersigned registrants hereby undertake:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrants pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities in the post-effective amendment at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule

415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuers and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
     (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of RAI’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
     (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been informed that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities and Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on March 14, 2006.

R.J. REYNOLDS TOBACCO HOLDINGS, INC.

By:	/s/ Charles A. Blixt

Name:	Charles A. Blixt
Title:	President
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints McDara P. Folan, III, and Robert A. Emken, Jr., and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated on March 14, 2006.

Signature	Title

/s/ Charles A. Blixt	President and Director
Charles A. Blixt	(Principal Executive Officer)

/s/ Dianne M. Neal	Executive Vice President and Chief Financial Officer
Dianne M. Neal	(Principal Financial Officer and Principal Accounting Officer)

/s/ McDara P. Folan, III McDara P. Folan, III	Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on March 14, 2006.

REYNOLDS AMERICAN INC.
By:	/s/ Diane M. Neal
	Name:	Diane M. Neal
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints McDara P. Folan, III, and Robert A. Emken, Jr., and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated on March 14, 2006.

Signature	Title

/s/ Susan M. Ivey	Chairman of the Board, President, Chief Executive Officer and Director
Susan M. Ivey	(Principal Executive Officer)

/s/ Dianne M. Neal	Executive Vice President and Chief Financial Officer
Dianne M. Neal	(Principal Financial Officer)

/s/ Michael S. Desmond	Senior Vice President and Chief Accounting Officer
Michael S. Desmond	(Principal Accounting Officer)

/s/ Betsy S. Atkins	Director
Betsy S. Atkins

/s/ John T. Chain, Jr. John T. Chain, Jr.	Director

/s/ Martin D. Feinstein Martin D. Feinstein	Director

/s/ E.V. Goings E. V. Goings	Director

Signature	Title

/s/ Nana Mensah Nana Mensah	Director

/s/ Antonio Monteiro de Castro Antonio Monteiro de Castro	Director

/s/ H.G.L. Powell H.G.L. Powell	Director

/s/ Joseph P. Viviano Joseph P. Viviano	Director

/s/ Thomas C. Wajnert Thomas C. Wajnert	Director

/s/ Neil R. Withington Neil R. Withington	Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on March 14, 2006.

R. J. REYNOLDS TOBACCO COMPANY

By:	/s/ Charles A. Blixt

Name:	Charles A. Blixt
Title:	Executive Vice President and General Counsel
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints McDara P. Folan, III, and Robert A. Emken, Jr., and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated on March 14, 2006.

Signature	Title

/s/ Susan M. Ivey	Chairman of the Board, Chief Executive Officer and Director
Susan M. Ivey	(Principal Executive Officer)

/s/ Dianne M. Neal	Executive Vice President and Chief Financial Officer
Dianne M. Neal	(Principal Financial Officer)

/s/ Michael S. Desmond	Senior Vice President and Chief Accounting Officer
Michael S. Desmond	(Principal Accounting Officer)

/s/ Lynn J. Beasley Lynn J. Beasley	Director

/s/ James V. Maguire James V. Maguire	Director

/s/ Daniel D. Snyder Daniel D. Snyder	Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on March 14, 2006.

FHS, Inc.

By:	/s/ Caroline M. Price

Name:	Caroline M. Price
Title:	President
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints McDara P. Folan, III, and Robert A. Emken, Jr., and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated on March 14, 2006.

Signature	Title

/s/ Caroline M. Price	President and Director (Principal Executive Officer,
Caroline M. Price	Principal Financial Officer and Principal Accounting Officer)

/s/ Kathryn A. Premo Kathryn A. Premo	Treasurer and Director

/s/ Gordon W. Stewart Gordon W. Stewart	Director

/s/ Vernon A. Stewart Vernon A. Stewart	Director

/s/ Mark R. Tolland Mark R. Tolland	Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on March 14, 2006.

GMB, INC.

By:	/s/ Steven F. Gentry

Name:	Steven F. Gentry
Title:	President
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints McDara P. Folan, III, and Robert A. Emken, Jr., and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated on March 14, 2006.

Signature	Title

/s/ Steven F. Gentry Steven F. Gentry	President and Director (Principal Executive Officer)

/s/ Daniel A. Fawley	Treasurer (Principal Financial Officer and
Daniel A. Fawley	Principal Accounting Officer)

/s/ Guy M. Blynn Guy M. Blynn	Director

/s/ Randel S. Springer Randel S. Springer	Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on March 14, 2006.

R. J. REYNOLDS TOBACCO CO.

By:	/s/ Charles A. Blixt

Name:	Charles A. Blixt
Title:	President
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints McDara P. Folan, III, and Robert A. Emken, Jr., and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated on March 14, 2006.

Signature	Title

/s/ Charles A. Blixt	President and Director
Charles A. Blixt	(Principal Executive Officer)

/s/ Daniel A. Fawley	Vice President and Treasurer
Daniel A. Fawley	(Principal Financial Officer)

/s/ Angel L. Soto	Comptroller
Angel L. Soto	(Principal Accounting Officer)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on March 14, 2006.

RJR PACKAGING, LLC

By:	/s/ Charles A. Blixt

Name:	Charles A. Blixt
Title:	President
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints McDara P. Folan, III, and Robert A. Emken, Jr., and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated on March 14, 2006.

Signature	Title

/s/ Charles A. Blixt Charles A. Blixt	President (Principal Executive Officer)

/s/ Daniel A. Fawley	Vice President and Treasurer
Daniel A. Fawley	(Principal Financial Officer and Principal Accounting Officer)

R. J. Reynolds Tobacco Company

By:	/s/ Daniel A. Fawley	Sole Member
Name: Daniel A. Fawley
Title: Senior Vice President and Treasurer

/s/ Susan M. Ivey Susan M. Ivey	Director of Sole Member

/s/ Lynn J. Beasley Lynn J. Beasley	Director of Sole Member

/s/ James V. Maguire James V. Maguire	Director of Sole Member

/s/ Daniel D. Snyder Daniel D. Snyder	Director of Sole Member

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on March 14, 2006.

RJR ACQUISITION CORP.

By:	/s/ Charles A. Blixt

Name:	Charles A. Blixt
Title:	President
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints McDara P. Folan, III, and Robert A. Emken, Jr., and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated on March 14, 2006.

Signature	Title

/s/ Charles A. Blixt Charles A. Blixt	President (Principal Executive Officer)

/s/ Caroline M. Price	Vice President, Treasurer and Director
Caroline M. Price	(Principal Financial Officer and Principal Accounting Officer)

/s/ McDara P. Folan, III McDara P. Folan, III	Director

/s/ Kathryn A. Premo Kathryn A. Premo	Director

EXHIBIT INDEX

1.1	*	Form of Underwriting Agreement.

4.1		Indenture dated as of May 20, 2002, by and among R.J. Reynolds Tobacco Holdings, Inc., R.J. Reynolds Tobacco Company, RJR Acquisition Corp. and The Bank of New York (incorporated by reference to Exhibit 4.3 to R.J. Reynolds Tobacco Holdings, Inc.’s Form 8-K dated May 15, 2002).

4.2		First Supplemental Indenture dated as of June 30, 2003, among GMB, Inc., FSH, Inc., R.J. Reynolds Tobacco Co., Santa Fe Natural Tobacco Company, Inc., RJR Packaging, LLC, R.J. Reynolds Tobacco Holdings, Inc., R. J. Reynolds Tobacco Company, RJR Acquisition Corp. and The Bank of New York, as Trustee, to the Indenture dated as of May 20, 2002, among R.J. Reynolds Tobacco Holdings, Inc., R. J. Reynolds Tobacco Company, RJR Acquisition Corp. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.2 to R.J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed August 8, 2003).

4.3		Second Supplemental Indenture, dated as of July 30, 2004, among R.J. Reynolds Tobacco Holdings, Inc., Reynolds American Inc., R. J. Reynolds Tobacco Company, RJR Acquisition, GMB, Inc., FSH, Inc., R. J. Reynolds Tobacco Co., RJR Packaging, LLC, BWT Brands, Inc. and The Bank of New York, as Trustee, to the Indenture dated May 20, 2002, among R.J. Reynolds Tobacco Holdings, Inc., R. J. Reynolds Tobacco Company, RJR Acquisition Corp. and The Bank of New York (incorporated by reference to Exhibit 4.3 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).

4.4	*	Form of Note.

5.1		Opinion of Kilpatrick Stockton LLP.

12.1		Computation of Ratio of Earnings to Fixed Charges/Deficiency in the Coverage of Fixed Charges by Earnings Before Fixed Charges (incorporated by reference to Exhibit 12.1 to Reynolds American Inc.’s Form 10-K for the year ended December 31, 2005, filed February 27, 2006).

23.1		Consent of Kilpatrick Stockton LLP (included in Exhibit 5.1).

23.2		Consent of KPMG LLP.

24.1		Powers of Attorney (included on the signature pages hereto).

25.1		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, by The Bank of New York, the trustee under R.J. Reynolds Tobacco Holdings, Inc.’s Indenture.

*	To be filed subsequently with a post-effective amendment to the registration statement or incorporated herein by reference from a Current Report on Form 8-K.